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                             Verizon New York Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                     Six Months Ended
(Dollars in Millions)                                                                 June 30, 2002
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
Income before provision for income taxes and extraordinary item                               $  82.3
Equity in income from affiliate                                                                 (53.8)
Interest expense                                                                                156.1
Portion of rent expense representing interest                                                    54.6
Amortization of capitalized interest                                                              6.6
                                                                                -------------------------

Earnings, as adjusted                                                                          $245.8
                                                                                =========================

Fixed charges:
Interest expense                                                                               $156.1
Portion of rent expense representing interest                                                    54.6
Capitalized interest                                                                             16.3
                                                                                -------------------------

Fixed Charges                                                                                  $227.0
                                                                                =========================

Ratio of Earnings to Fixed Charges                                                               1.08
                                                                                =========================
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